                                  SCHEDULE 14C
                                 (Rule 14c-101)

                    INFORMATION REQUIRED IN INFORMATION SHEET


                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )



Check the appropriate box:

[x]      Preliminary Information Statement

[ ]      Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)
         (2))

[ ]      Definitive Information Statement


                               Jayark Corporation
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                (Name of Registrant as Specified in Its Charter)



                               Jayark Corporation
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                (Name of Person(s) Filing Information Statement)



Payment of Filing Fee (Check the appropriate box):

[x]      No Fee Required

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)      Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------


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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------


(4) Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------


(5) Total fee paid:

------------------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  -----------------------

         (2)      Form, Schedule or Registration Statement No.:

                  -----------------------

         (3)      Filing Party:

                  -----------------------

         (4)      Date Filed:

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                                        2

                               JAYARK CORPORATION
                                Notice of Action
                       by Written Consent of Stockholders

                                  June __, 1998



Dear Stockholder,

         Enclosed is an Information Statement regarding certain action taken by written consent of the stockholders of Jayark Corporation (the "Company") in lieu of a stockholder's meeting approving the adoption of an amendment (the "Amendment") to the Company's Certificate of Incorporation (See Exhibit A hereto). The effect of the Amendment will be to increase the number of authorized shares of the Company's common stock, par value currently $.30 per share (the "Common Stock"), from 20,000,000 shares to 30,000,000 shares and to change the par value to $.01 per share;

         On May 22, 1998, the Board of Directors of the Company approved and authorized the Amendment. On May 22, 1998 the holders of a majority of the shares of the Company's Common Stock entitled to cast 4,898,245 votes, or 53%, of the votes entitled to be cast by the holders of all of the Company's voting securities, executed a written consent (the "Consent") approving the Amendment. Each share of Common Stock entitles the holder thereof to one vote per share for each share so held on all matters subject to a vote of stockholders of the Company.

         This Information Statement is being provided pursuant to the General Corporation Law of the State of Delaware, which provides that actions permitted to be taken by written consent of the stockholders are subject to prompt notice to the stockholders not executing the Consent. The rules under the Securities Exchange Act of 1934, as amended, provide that the attached Information Statement shall be sent out to the Company's stockholders at least 20 days in advance of the effective date of the Amendment. Accordingly, the effective date of the Amendment will be June __, 1998.

                                                   By Order of the Board




                                                   ---------------------------
                                                   Chief Executive Officer

                               JAYARK CORPORATION
                                 P.O. Box 741528
                              Houston, Texas 77274



                        Information Statement Concerning
                 Action Taken by Written Consent of Stockholders


         This Information Statement contains information regarding action taken by written consent of the holder of shares entitled to cast 53% of the votes entitled to be cast by the holders of all of the outstanding voting securities of Jayark Corporation (the "Company") approving an amendment (the "Amendment") to the Certificate of Incorporation of the Company (the "Certificate"). The effect of the Amendment will be to increase the number of authorized shares of the Company's common stock, par value currently $.30 per share (the "Common Stock"), from 10,000,000 shares to 30,000,000 shares and to change the par value to .01 per share.


         This Information Statement is provided pursuant to Rule 14(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to the stockholders of the Company. On May 22, 1998, the Board of Directors of the Company approved and authorized the Amendment. On May 22, 1998, the holders of a majority of the shares of the Company's Common Stock, entitled to cast 4,898,245 votes, or 53%, of the votes entitled to be cast by the holders of all of the Company's voting securities, executed a written consent (the "Consent") approving the Amendment. Each share of Common Stock entitles the holder thereof to one vote per share for each share so held on all matters subject to a vote of stockholders of the Company.

         The purpose of this Information Statement is to provide the stockholders of the Company with information regarding the Amendment.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The date of this Information Statement is June __, 1998.

Reason for the Amendment to the Certificate of Incorporation

         The Company intends to offer to each stockholder, the right to purchase, pro rata, two shares of Common Stock (the "Offered Common Stock") at a price of $.10 per share. The Company expects to file a Registration Statement on Form S-1 (the "Registration Statement) with the Securities and Exchange Commission as soon as practicable in order to register such rights to purchase Common Stock, under the Securities Act of 1933, as amended. Upon the Registration Statement becoming effective, stockholders will receive notification of the Rights Offering and instructions on how to exercise the rights. Since the Company has 9,221,197 shares already outstanding and authorized common stock of 10,000,000, an Amendment to the Certificate of Incorporation increasing the number of authorized shares of Common Stock is required.

Resolutions Adopted in Connection with the Amendment and the Rights Offering

         On May 22, 1998, the Board unanimously adopted resolutions (i) authorizing amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares with a $.30 par value to 30,000,000 with a $.01 par value; and (ii) authorizing the Rights Offering;

Shareholder Approval Previously Obtained

         As of May 22, 1998, the Company had 9,221,197 issued and outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on any matter brought to a vote of the Company's stockholders. By written consent dated May 22, 1998, a majority of the Company's stockholders representing 4,898,245 shares, or 53% of the outstanding shares entitled to vote, approved the Amendment, such Amendment to take effect 20 days following the mailing of this Information Statement or on such later date as may be specified by the Board of Directors. Such action is sufficient to satisfy the applicable requirements of Delaware law that such action be approved by stockholders. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting.

No Dissenter's Rights

         None of the corporate actions described in this Information Statement will afford to stockholders the opportunity to dissent from the action described herein and to receive an agreed or judicially appraised value for their shares.

                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 1, 1998, the holdings of the Company's Common Stock by those persons owning of record, or known by the Company to own beneficially, more than 5% of the Common Stock, the holdings by each director or nominee, the holdings by certain executive officers and by all of the executive officers and directors of the Company as a group.

                             PRINCIPAL STOCKHOLDERS


                                                             Amount and Nature of                                        % of
Name and Address of Beneficial Owner                         Beneficial Ownership                Note(1)                 Class
------------------------------------                         --------------------                -------                 ------
David L. Koffman
300 Plaza Drive, Vestal, NY 13850                                1,446,727                           2                    15.7%

Burton I. Koffman
300 Plaza Drive, Vestal, NY 13850                                  703,500                       3,4,5                     7.6%

Richard E. Koffman
300 Plaza Drive, Vestal, NY 13850                                  278,500                         4,6                     3.0%

Joel Margolin
6116 Skyline Drive, Houston, TX 77057                              517,600                                                 5.6%

Ben Arnold Company
700 Gervais Street, Columbia, SC 29201                             795,189                                                 8.6%

Commerzbank AG
31 Charter Road, Hong Kong                                       1,000,000                                                10.8%

Frank Rabinovitz
6116 Skyline Drive, Houston, TX 77057                               46,000                           7                      .5%

All Directors & Executive Officers as a Group                    1,492,727               2,3,4,5,6,7,8                    16.2%


1. All shares are owned directly by the individual named, except as set forth herein. Includes actual shares beneficially owned and Employee and Director Stock Options exercisable within 60 days. Burton I. Koffman is the Nephew of Milton Koffman. Burton I. Koffman and Richard
         E. Koffman are brothers. David L. Koffman is the son of Burton I. Koffman. Elizabeth is the daughter of Burton I. Koffman.

2. Excludes $720,587.79 principal amount of the Company's 12% Convertible Subordinated Debenture, due December 1999, which are convertible into 480,392 shares of Common Stock at a price of $1.50 per share. Excludes 4,166,667 shares of Common Stock subject to a warrant further described under Item 13, Certain Relationships and Certain Transactions. David Koffman may be said to have a beneficial interest in these warrants.

3.       Excludes 37,000 shares owned by a charitable foundation of which Burton
         I. Koffman is President and Trustee.

4.       Includes 537,000 shares owned as tenants in common by brothers Richard
         E. Koffman and Burton I. Koffman.

5.       Excludes 665,962 shares owned by the spouse of Burton I. Koffman.

6.       Excludes 180,000 shares owned by the spouse of Richard E. Koffman.

7. Excludes $49,096.99 principal amount of the Company's 12% Convertible Subordinated Debentures, due December 1999, which are convertible into 32,731 shares of Common Stock at a price of $1.50 per share.

8.       Excludes 656,364 shares owned by the spouse of Arthur Cohen.

                          DESCRIPTION OF CAPITAL STOCK


         The Company's Amended and Restated Certificate of Incorporation authorizes the Company to issue up to 30,000,000 share of Common Stock, $.01 par value per share.

Common Stock

         The holders of Common Stock will be entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors.

         Cumulative voting for the election of directors is not permitted, enabling holders of a majority of the outstanding Common Stock to elect all members of the class of directors whose terms are then expiring. Any director, or the entire Board of Directors, may be removed by the stockholders at any time, with or without cause, by the affirmative vote for the election of directors.

         The holders of Common Stock will have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock will not be subject to any redemption provisions and will not be convertible into any other securities of the Company.

         The holders of the Common Stock will be entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefore. Holders of Common Stock will be entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities.

Statutory Business Combination Provision

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person becomes an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is (i) the owner of 15% or more of the outstanding voting stock of the corporation;

or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

         A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or By-laws by action of its stockholders to exempt itself from coverage, provided that such bylaws or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. The Company has not adopted such an amendment to its Amended and Restated Certificate of Incorporation or By-laws.



                                              By Order of the Board of Directors


                                              David L. Koffman
                                              ----------------------------------
                                              Chief Executive Officer

June __, 1998

EXHIBITS

Exhibit A     Certificate of Amendment to the Certificate of Incorporation of
              Jayark Corporation.

                            CERTIFICATE OF AMENDMENT
                                       OF
                      THE CERTIFICATE OF INCORPORATION
                                       OF
                               JAYARK CORPORATION


              Under Section 242 of the General Corporation Law

     It is hereby certified that:

     FIRST:  The name of the corporation is JAYARK CORPORATION (the
"Corporation").

     SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out paragraph A of Article IV in its entirety and the following new paragraph A of Article IV is substituted in lieu thereof:

                                    "A.

          The total number of all shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000, of which 30,000,000 shares shall be common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares shall be preferred stock, par value $.01 per share ("Preferred Stock")."

     THIRD: The foregoing Amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Jayark Corporation has caused this certificate to be signed by its President this _______ day of _______________ 1998.





                                        --------------------------------------
                                        Name: David L. Koffman
                                        Title: President